                                                                    EXHIBIT 11.0
                                                                    FORM 10-Q
                                                                    PART II
                                                                    PAGE 15



                        Computation of Earnings per Share
                      (In thousands, except per share data)

                                                  Three Months Ended             Six Months Ended
                                                     September 30,                 September 30,
                                                     -------------                 -------------
                                                1997            1996           1997            1996
                                                ----            ----           ----            ----
Primary

Average shares outstanding of
Common Stock                                   5,726           6,007          5,648           6,045

Net effect of dilutive stock options-
based on the treasury stock method                --             177             --             198

Total                                          5,726           6,184          5,648           6,243
                                             =======         =======        =======         =======

Net (loss) income                            $(1,909)        $    95        $(2,475)        $   939

Per
share amount                                 $  (.33)        $   .03        $  (.44)        $   .15
                                             =======         =======        =======         =======


                                                1997            1996           1997            1996
                                                ----            ----           ----            ----
Fully Diluted

Average shares outstanding of
Common Stock                                   5,726           6,007          5,648           6,045

Net effect of dilutive stock options-
based on the treasury stock method                --             193             --             205

Total
                                               5,726           6,200          5,648           6,250
                                             =======         =======        =======         =======

Net (loss) income                            $(1,909)        $   195        $(2,475)        $   939

Per share amount                             $  (.33)        $   .03        $  (.44)        $   .15
                                             =======         =======        =======         =======